Exhibit 99.1
FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira Reports Preliminary 2018 Net EXPAREL® Sales of $331 Million

-- EXPAREL sales exceed upper end of guidance with expanding support from physicians, payers, and patients --

PARSIPPANY, N.J., January 3, 2019 — Pacira Pharmaceuticals, Inc. (NASDAQ:PCRX) today reported preliminary unaudited EXPAREL® (bupivacaine liposome injectable suspension) net product sales of $94 million for the fourth quarter of 2018 and $331 million for the full-year, as compared to $79 million and $283 million reported for the fourth quarter and full-year 2017, respectively. The company previously guided to full-year EXPAREL net product sales of $325 to $330 million.

“We are very pleased with our 2018 results, with fourth quarter EXPAREL sales exceeding our expectations and marking the highest quarterly revenues ever reported by Pacira,” said Dave Stack, chairman and chief executive officer of Pacira. “With an expanding number of payers, providers and patients recognizing the value of EXPAREL as a critical component within opioid-sparing pain management strategies, we are entering 2019 with strong momentum. Our robust partnership network also remains a core driver as we continue to focus on maximizing the value of EXPAREL, including its role in transitioning certain inpatient procedures to the ambulatory setting. We are particularly excited by new reimbursement codes, which went into effect on January 1, 2019, that we believe will meaningfully expand patient access through a product-specific C-code for ambulatory surgery centers and a procedure-based D-code for the oral surgery setting.

Looking ahead, we have put in place a number of growth initiatives that include building a pipeline of innovative non-opioid pain management and regenerative health solutions. Our goal is that these, coupled with our unique experience and position in the marketplace as a leader in non-opioid postsurgical pain management, will make a key contribution in confronting the current U.S. pain and opioid crises.”

The financial information included in this press release is preliminary, unaudited and subject to adjustment. It does not present all information necessary for an understanding of the company’s fourth quarter and full-year financial results for 2018. Pacira expects to report its complete financial results for 2018, along with financial guidance for 2019, during the company’s fourth quarter earnings call, which will take place in the first quarter of 2019.

About Pacira
Pacira Pharmaceuticals, Inc. (NASDAQ:PCRX) is a specialty pharmaceutical company dedicated to advancing and improving postsurgical outcomes for acute care practitioners and their patients. The company’s flagship product, EXPAREL® (bupivacaine liposome injectable suspension), is redefining pain management after surgery as an opioid-free alternative indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®
EXPAREL (bupivacaine liposome injectable suspension) is indicated for single-dose infiltration in adults to produce postsurgical local analgesia and as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information
EXPAREL is contraindicated in obstetrical paracervical block anesthesia. Adverse reactions reported with an incidence greater than or equal to 10% following EXPAREL administration via infiltration were nausea, constipation, and vomiting; adverse reactions reported with an incidence greater than or equal to 10% following EXPAREL administration via interscalene brachial plexus nerve block were nausea, pyrexia, and constipation. If EXPAREL and other non-bupivacaine local anesthetics, including lidocaine, are administered at the same site, there may be an immediate release of bupivacaine from EXPAREL. Therefore, EXPAREL may be administered to the same site 20 minutes after injecting lidocaine. EXPAREL is not recommended to be used in the following patient population: patients <18 years old and/or pregnant patients. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease.
Warnings and Precautions Specific to EXPAREL
Avoid additional use of local anesthetics within 96 hours following administration of EXPAREL. EXPAREL is not recommended for the following types or routes of administration: epidural, intrathecal, regional nerve blocks other than interscalene brachial plexus nerve block, or intravascular or intra-articular use. The potential sensory and/or motor loss with EXPAREL is temporary and varies in degree and duration depending on the site of injection and dosage administered and may last for up to 5 days, as seen in clinical trials.
Warnings and Precautions for Bupivacaine-Containing Products
Central Nervous System (CNS) Reactions: There have been reports of adverse neurologic reactions with the use of local anesthetics. These include persistent anesthesia and paresthesia. CNS reactions are characterized by excitation and/or depression.
Cardiovascular System Reactions: Toxic blood concentrations depress cardiac conductivity and excitability which may lead to dysrhythmias, sometimes leading to death.
Allergic Reactions: Allergic-type reactions (eg, anaphylaxis and angioedema) are rare and may occur as a result of hypersensitivity to the local anesthetic or to other formulation ingredients.
Chondrolysis: There have been reports of chondrolysis (mostly in the shoulder joint) following intra-articular infusion of local anesthetics, which is an unapproved use.

Forward Looking Statements

Any statements in this press release about the company’s future expectations, plans, outlook and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “could” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications; the outcome of the U.S. Department of Justice inquiry; the company’s plans to evaluate, develop and pursue additional DepoFoam-based product candidates; clinical trials in support of an existing or potential DepoFoam-based product; the company’s commercialization and marketing capabilities; the company’s and Patheon UK Limited’s ability to successfully and timely construct dedicated EXPAREL manufacturing suites; and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com